Exhibit 99.1

FOR IMMEDIATE RELEASE

HC2 Holdings Provides Update on Strategic Initiatives

New York, New York – July 1, 2020 – HC2 Holdings, Inc. (“HC2” or the “Company”) (NYSE: HCHC), a diversified holding company, today provided an update on previously announced strategic initiatives to monetize assets and further reduce debt.

After advanced discussions with a potential counterparty, HC2’s Board of Directors, supported by its management team, has elected to let the exclusivity period with the counterparty to purchase its 100%-owned indirect subsidiaries Continental Insurance Group Ltd. and Continental General Insurance Company (collectively, “Continental Insurance”) lapse. HC2 continues to review strategic alternatives for Continental Insurance and DBM Global Inc., which may or may not include a potential sale, as well as other options that would be in the best interests of HC2. Net proceeds from any potential divestiture would be used to reduce debt at the HC2 holding company level.

“As part of the Board’s ongoing and comprehensive review of HC2 and its subsidiaries, we determined that the best course of action for Continental Insurance was to continue to examine additional strategic alternatives,” said Wayne Barr, Jr., interim Chief Executive Officer of HC2. “Our Board continues to freshly evaluate all strategic options across our business in order to further reduce our leverage, strengthen our capital structure and unlock additional value for our stockholders.”

No assurances can be given that the strategic review process will result in a transaction or other strategic change or outcome for either Continental Insurance or DBM Global. The Company does not intend to discuss or disclose further developments regarding the strategic review process unless and until its Board of Directors has approved a specific course of action or HC2 has otherwise determined that further disclosure is appropriate or required by law.

About HC2
HC2 Holdings, Inc. is a publicly traded (NYSE:HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across multiple reportable segments, including Construction, Energy, Telecommunications, Life Sciences, Broadcasting, Insurance and Other. HC2's largest operating subsidiary is DBM Global Inc., a family of companies providing fully integrated structural and steel construction services. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com.

Cautionary Statement Regarding Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this press release include, without limitation, any statements regarding HC2’s expectations regarding building shareholder value, future cash flow, longer-term growth and invested assets, the timing and effects of redeeming the 11.5% Notes, reducing HC2's leverage and interest expense, the timing or prospects of any refinancing of HC2's remaining corporate debt, and any statements regarding HC2’s expectations regarding the strategic initiatives review process for Continental Insurance and/or DBM Global. Such statements are based on the beliefs and assumptions of HC2’s management and the management of HC2’s subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions, including the ability of HC2 and HC2’s subsidiaries to raise capital; the ability of HC2’s subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2 common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries and portfolio companies of HC2. Although HC2 believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Investor Relations
Garrett Edson
ir@hc2.com
(212) 235-2691